EXHIBIT 4.9

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                 AMENDED AND RESTATED CONVERTIBLE LOAN AGREEMENT


                              dated August 7, 2001


                                 by and between


                         ARTESIA BANKING CORPORATION SA


                                       and


                          VASCO DATA SECURITY EUROPE NV


                                       and


                     VASCO DATA SECURITY INTERNATIONAL, Inc.


                                       and


                               MR. T. KENDALL HUNT





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Loan Agreement                                                                            Dated August 7, 2001
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                                               TABLE OF CONTENTS

Article 1: Definitions.......................................................................................5
Article 2: Interpretation....................................................................................8
Article 3: Amendment and Restatement.........................................................................9
Article 4: Convertible Loan.................................................................................10
   4.1      Principal Amount................................................................................10
   4.2      Maturity........................................................................................10
   4.3      Interest........................................................................................10
   4.4      Register........................................................................................11
Article 5: Payment of the Interest..........................................................................11
Article 6: Conversion.......................................................................................11
   6.1      Conversion of the Principal Amount..............................................................11
   6.2      Conversion Procedure............................................................................11
   6.3      Delivery of the Conversion Shares...............................................................11
   6.4      Nature of the Conversion Shares.................................................................12
   6.5      Adjustment......................................................................................12
   6.6      General Provisions in Respect of Conversion.....................................................12
Article 7: Repayment of the Principal Amount................................................................13
   7.1      Repayment on the Maturity Date..................................................................13
   7.2      Early Repayment prior to the Maturity Date......................................................13
   7.3      Early Repayment Procedure.......................................................................13
   7.4      Early Repayment Fee.............................................................................14
Article 8: Representations, Warranties and Indemnification by VDSE and Vasco................................14
   8.1      Representations and Warranties..................................................................14
   8.2      Indemnification.................................................................................16
Article 9: Default..........................................................................................16
   9.1      Events of Default...............................................................................16
   9.2      Default Remedies................................................................................18
Article 10: Pledge..........................................................................................18
Article 11: Payments........................................................................................19
Article 12: Confidentiality.................................................................................19

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Loan Agreement                                                                            Dated August 7, 2001
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
Article 13: Miscellaneous...................................................................................19
   13.1     Expenses........................................................................................19
   13.2     Notices.........................................................................................20
   13.3     Governing Law and Jurisdiction..................................................................20
   13.4     Entire Agreement................................................................................20
   13.5     Invalidity......................................................................................20
   13.6     Amendments......................................................................................20
   13.7     Assignment......................................................................................21
   13.8     Counterparts....................................................................................21
Schedule A: Adjustment......................................................................................23

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Amended and Restated Convertible           Page 4
Loan Agreement                                             Dated August 7, 2001
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                 AMENDED AND RESTATED CONVERTIBLE LOAN AGREEMENT
                 -----------------------------------------------


         This Amended and Restated Convertible Loan Agreement (the "Agreement") is made this 7th day of August, 2001.


BY AND BETWEEN:

(1) ARTESIA BANKING CORPORATION SA, a company incorporated under the laws of the Kingdom of Belgium, with registered office at Boulevard du Roi Albert II 30, Box 2, 1000 Brussels, Belgium; hereinafter referred to as "Artesia";

(2) VASCO DATA SECURITY EUROPE NV, a company incorporated under the laws of the Kingdom of Belgium, with registered office at Koningin Astridlaan 164, 1780 Wemmel, Belgium; hereinafter referred to as "VDSE";

(3) VASCO DATA SECURITY INTERNATIONAL, INC., a company incorporated under the laws of Delaware, United States of America, with registered office at 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181, Illinois, United States of America; hereinafter referred to as "Vasco"; and

(4) MR. T. KENDALL HUNT, of American nationality, residing at 11735 Briarwood Court, Burr Ridge, Illinois 60525, United States of America; hereinafter referred to as the "Pledgor."


WHEREAS:

(A) On August 4, 1997, Banque Paribas Belgique SA ("Paribas") (the legal predecessor of Artesia), VDSE, Vasco Corporation ("Vasco Corporation") (the legal predecessor of Vasco), and the Pledgor entered into a Convertible Loan Agreement (the "Convertible Loan Agreement"), pursuant to which Banque Paribas Belgique SA subscribed to a convertible loan issued by VDSE.

(B) In connection with the Convertible Loan Agreement, on July 15, 1997, Paribas and the Pledgor entered into a Pledge Agreement (the "Pledge Agreement"), pursuant to which the Pledgor granted a pledge on his shares in Vasco Corporation for the benefit of Paribas as a security for the prompt and complete payment of all amounts due and payable by VDSE under the Convertible Loan Agreement to Paribas.

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Amended and Restated Convertible           Page 5
Loan Agreement                                             Dated August 7, 2001
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(C)      On March 11, 1998, Paribas, Vasco and Vasco Corporation entered into a
         New Vasco Convertible Note Agreement (the "New Vasco Convertible Note Agreement"), amending certain terms of the Convertible Loan Agreement.

(D) The parties hereto wish to amend certain terms of the Convertible Loan Agreement (as amended) and the Pledge Agreement, pursuant to the terms and conditions set forth herein.


IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1: DEFINITIONS
----------------------

         In this Agreement (including the above Recitals), unless the context otherwise requires, the following capitalized terms and expressions shall have the following meaning:


         "Agreement"....................shall mean this Amended and Restated
                                        Convertible Loan Agreement


         "Affiliate"....................when used in connection with a Person shall mean any and all other Persons
                                        that, directly or indirectly, control or are controlled by, or are under common control with, such Person, as the case may be in accordance with Articles 5 to 14 of the Belgian Company Law Act

         "Artesia"......................shall mean Artesia Banking Corporation
                                        SA, as set forth under the list of
                                        parties hereto

         "Business Day".................shall mean any calendar day during which banks are open for business in Brussels
                                        (Belgium), as well as New York (United
                                        States of America), excluding Saturdays
                                        and Sundays

         "Conversion Date"..............shall have the meaning as defined in
                                        Article 6.2

         "Conversion Notice"............shall have the meaning as defined in
                                        Article 6.2

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Amended and Restated Convertible           Page 6
Loan Agreement                                             Dated August 7, 2001
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         "Conversion Price".............shall have the meaning as defined in
                                        Article 6.1

         "Conversion Share".............shall have the meaning as defined in
                                        Article 6.1

         "Conversion"...................shall have the meaning as defined in
                                        Article 6.1

         "Convertible Loan Agreement"...shall have the meaning as defined in
                                        Recital A, including any and all
                                        amendments thereto

         "Convertible Loan".............shall have the meaning as defined in
                                        Article 4.1

         "Delivery Date"................shall have the meaning as defined in
                                        Article 6.3

         "Early Repayment Date".........shall have the meaning as defined in
                                        Article 7.3

         "Early Repayment Fee"..........shall have the meaning as defined in
                                        Article 7.4

         "Early Repayment Notice".......shall have the meaning as defined in
                                        Article 7.3

         "Early Repayment"..............shall have the meaning as defined in
                                        Article 7.2

         "Event of Default".............shall have the meaning as defined in
                                        Article 9.1

         "Interest".....................shall have the meaning as defined in
                                        Article 4.3

         "Maturity Date"................shall have the meaning as defined in
                                        Article 4.2

         "New Vasco Convertible Note
          Agreement"....................shall have the meaning as defined in
                                        Recital B, including any and all
                                        amendments thereto

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Amended and Restated Convertible           Page 7
Loan Agreement                                             Dated August 7, 2001
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         "Paribas"..................... shall have the meaning as defined in
                                        Recital A

         "Person".......................shall mean any individual, legal entity with separate legal personality,
                                        partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity

         "Pledge Agreement".............shall have the meaning as defined in
                                        Recital B, including any and all
                                        amendments thereto

         "Pledgor"......................shall mean Mr. T. Kendall Hunt, as set forth under the list of parties hereto

         "Principal Amount".............shall have the meaning as defined in
                                        Article 4.1

         "Recital"......................shall mean the recitals to this
                                        Agreement

         "Refinancing Date".............shall have the meaning as defined in
                                        Article 3.1

         "Refinancing Fee"..............shall have the meaning as defined in
                                        Article 3.2

         "Repayment"....................shall have the meaning as defined in
                                        Article 7.1

         "Schedule".....................shall mean any and all schedules to this
                                        Agreement

         "Subscription Date"............shall have the meaning as defined in
                                        Article 4.1

         "Subsidiary"...................when used in connection with a Person shall mean any and all other Persons
                                        that, directly or indirectly, are
                                        controlled by, or are under common
                                        control with, such Person, as the case
                                        may be in accordance with Articles 5 to
                                        14 of the Belgian Company Law Act

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Amended and Restated Convertible           Page 8
Loan Agreement                                             Dated August 7, 2001
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         "Term".........................shall have the meaning as defined in
                                        Article 4.2

         "Vasco Corporation"............shall have the meaning as defined in
                                        Recital A

         "Vasco Group"..................shall mean Vasco and any and all
                                        Subsidiaries of Vasco

         "Vasco"........................shall mean Vasco Data Security
                                        International, Inc., as set forth under
                                        the list of parties hereto

         "VDSE".........................shall mean Vasco Data Security Europe
                                        NV, as set forth under the list of
                                        parties hereto

ARTICLE 2: INTERPRETATION
-------------------------

2.1 Headings and sub-headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

2.2 References to Schedules and to parts of Schedules are to the Schedules and to parts of the Schedules to this Agreement; references to the Recitals are to the Recitals to this Agreement; references to Articles are to Articles in this Agreement and, unless otherwise specified, references to Sub-articles are to Sub-articles of the Article in which such references appear.

2.3 Unless the context does not so admit, reference to any individual or individuals shall include his or their respective executors and personal representatives whomsoever.

2.4 Unless the context does not so admit, reference to the singular includes a reference to the plural and vice versa, and reference to the masculine includes a reference to the feminine and neuter and vice versa.

2.5 This Agreement includes each of the Schedules incorporated herein and will be deemed to have effect as if the provisions of such Schedules were fully set out herein.

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Amended and Restated Convertible           Page 9
Loan Agreement                                             Dated August 7, 2001
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ARTICLE 3: AMENDMENT AND RESTATEMENT
------------------------------------

3.1 Subject to the effective payment of the Refinancing Fee in accordance with Article 3.2 below, with effect as of the date of this Agreement (the "Refinancing Date"), and except as expressly indicated otherwise herein, the parties hereby expressly agree and acknowledge:

         (a) without prejudice to (b) and (c) below, to amend the Convertible Loan Agreement and the New Vasco Convertible Note, and to replace and/or restate the latter agreements with the terms and conditions set forth herein; and

         (b) that the present Agreement is without prejudice to sections 2, 3 and 4 of the New Vasco Convertible Note Agreement, which are the only clauses of that agreement that remain in force, and the Pledge Agreement; and

         (c) that the present Agreement is without prejudice to any payment made by VDSE and Vasco (and their respective legal predecessors, where applicable) to Artesia (and its legal predecessors, where applicable) by virtue of the Convertible Loan Agreement, the New Vasco Convertible Note Agreement, and the Pledge Agreement, which payments shall remain duly acquired by Artesia (and its legal predecessors, where applicable) in accordance with the terms pursuant to which such payments were made; and

         (d) in general, does not affect any of the acquired rights of the parties that accrued and arose prior to the Refinancing Date.

3.2 In consideration of the foregoing, VDSE and Vasco hereby jointly and severally agree to pay to Artesia a refinancing fee (the "Refinancing Fee") equal to 32,725 US$ [i.e. equal to an interest on the Principal Amount (as defined below) at a rate of 2.75 per annum to be calculated as from April 1, 2001, up to the Refinancing Date and based on a year of 360 days].

         The Refinancing Fee is due and payable to Artesia on the Refinancing Date, by means of a wire transfer to account number referred to in
         Article 11, with the Refinancing Date as value date of the payment.

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Amended and Restated Convertible           Page 10
Loan Agreement                                             Dated August 7, 2001
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ARTICLE 4: CONVERTIBLE LOAN
---------------------------

4.1      Principal Amount
         ----------------

         VDSE issued, and Artesia (via its legal predecessor Paribas) fully subscribed to, a convertible loan (the "Convertible Loan") for a principal amount of US$3,400,000 (the "Principal Amount") on August 20, 1997 (the "Subscription Date") in accordance with Article 3.1 of the Convertible Loan Agreement.

4.2      Maturity
         --------

         The Convertible Loan has a term (the "Term") starting on the relevant Subscription Date and ending at the earlier of (i) September 30, 2003 (the "Maturity Date"), (ii) the Delivery Date in the event of Conversion (as defined below), and (iii) the Early Repayment Date in the event of Early Repayment (as defined below).

4.3      Interest
         --------

         In consideration of the subscription to the Convertible Loan, an interest (the "Interest") at a rate of 6.00% per annum, starting on the Refinancing Date is due on the Principal Amount of the Convertible Loan.

         The parties hereby agree and acknowledge for the avoidance of doubt that the Interest applicable to the Principal Amount for the period starting on October 1, 2000 up to and including the calendar date immediately preceding the Refinancing Date is at a rate of 3.25% per annum, and that the Interest for periods as of and after the Refinancing Date is at a rate of 6.00%.

         For the purpose of this Agreement, the Interest due and payable during a certain period that is less than one year, shall be calculated on the basis of the actual number of days elapsed during such period, which for the avoidance of doubt includes the first and the last calendar day of such period, and a year of 360 days.

         The parties hereby agree and acknowledge that the present Agreement is without prejudice to the interest paid to Artesia and Paribas prior to the Refinancing Date.

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Amended and Restated Convertible           Page 11
Loan Agreement                                             Dated August 7, 2001
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4.4      Register
         --------

         [VDSE shall hold a register of bondholders at its offices. VDSE will issue on first demand of Artesia certificates evidencing the Convertible Loan, and authorizes Artesia to ensure the materiality of these certificates.]


ARTICLE 5: PAYMENT OF THE INTEREST
----------------------------------

         The Interest accrued on the Principal Amount during the period up to (and including) September 30 of each calendar year shall be due and payable on September 30 of such calendar year, and for the first time on September 30, 2001, and for the last time at the earlier of (i) the Maturity Date, (ii) the Delivery Date in the event of Conversion (as defined below), and (iii) the Early Repayment Date in the event of Early Repayment (as defined below).


ARTICLE 6: CONVERSION
---------------------

6.1      Conversion of the Principal Amount
         ----------------------------------

         At any time during the Term, the Principal Amount of the Convertible Loan can be converted by Artesia in accordance with the terms of this Agreement into shares of common stock of Vasco (each such share a "Conversion Shares") at a conversion rate (the "Conversion Price") of US$7.50 per Conversion Share (such conversion a "Conversion").

6.2      Conversion Procedure
         --------------------

         If Artesia wishes to exercise its right to Conversion, it shall send a written notice (the "Conversion Notice") to VDSE by registered letter, with copy by ordinary mail or fax to Vasco, no later than the Maturity Date, indicating that it exercises its right to Conversion. The date of the post mark of the registered letter to VDSE shall be deemed (i) the date of delivery of the Conversion Notice to Vasco and VDSE, and (ii) the date of Conversion (the "Conversion Date").

6.3      Delivery of the Conversion Shares
         ---------------------------------

         Upon Conversion, VDSE and Vasco are jointly and severally liable to issue and deliver the Conversion Shares in book-entry form to Artesia, or such other Person as will be indicated in the Conversion Notice, within a term of ten (10)

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Amended and Restated Convertible           Page 12
Loan Agreement                                             Dated August 7, 2001
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         Business Days as of (and including) the Conversion Date (the "Delivery
         Date").

         The Conversion Notice shall contain the account number(s) into which the Conversion Shares must be delivered to Artesia.

6.4      Nature of the Conversion Shares
         -------------------------------

         Each of VDSE and Vasco, at its own expense, shall take all necessary steps and shall comply with all necessary formalities under applicable securities laws and regulations, including, but not limited to, the filing of the necessary applications, registration statements and/or other forms as from time to time may be required by applicable stock exchange regulations and applicable federal and state securities laws and regulations of the United States of America and Belgium in order to allow that upon Conversion and thereafter the Conversion Shares will be
         (i) admitted to listing and trading on Nasdaq Europe, Nasdaq and any other stock market or securities exchange on which the shares of common stock of Vasco may then be traded or listed, and (ii) freely transferable and tradable by Artesia without any (time, volume or other) restriction, holding period or other transfer formality to be complied with by Artesia (or the transferee of such Conversion upon transfer of the Conversion Shares to it by Artesia) via Nasdaq Europe, Nasdaq and any other stock market or securities exchange on which the shares of common stock of Vasco may then be traded or listed or otherwise. No holder of the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Conversion Shares is not subject to the preemptive of other similar rights of any securityholder of Vasco.

6.5      Adjustment
         ----------

         The parties hereby agree and acknowledge that the terms of this Agreement shall be automatically amended from time to time to provide that the Conversion Price per Conversion Share, the number of Conversion Shares into which the Convertible Loan can be converted, and the nature of the Conversion Shares shall be adjusted from time to time as provided in Schedule A.

6.6      General Provisions in Respect of Conversion
         -------------------------------------------

         (a) The Conversion and delivery of Conversion Shares to Artesia pursuant to the terms of this Agreement shall be deemed a full repayment by VDSE and Vasco to Artesia of the Principal Amount of the Convertible Loan.

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Amended and Restated Convertible           Page 13
Loan Agreement                                             Dated August 7, 2001
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         (b)      The Principal Amount of the Convertible Loan must be converted in its entirety. Fractions of the Principal Amount cannot be converted.

         (c) The Principal Amount cannot be converted into fractions of Conversion Shares. If pursuant to the terms of this Agreement upon Conversion fractions of Conversion Shares were to be issued (save for the present section (c) of this Article 6.6), the number of Conversion Shares to be issued and delivered shall be rounded to the nearest highest number of entire Conversion Shares.


ARTICLE 7: REPAYMENT OF THE PRINCIPAL AMOUNT
--------------------------------------------

7.1      Repayment on the Maturity Date
         ------------------------------

         VDSE and Vasco hereby unconditionally and irrevocably agree to repay the entire Principal Amount of the Convertible Loan to Artesia in one single installment on the Maturity Date (such repayment the "Repayment").

7.2      Early Repayment prior to the Maturity Date
         ------------------------------------------

         Notwithstanding the provisions of Article 7.1, VDSE and Vasco are entitled to repay the entire Principal Amount of the Convertible Loan at any time after December 31, 2001, but before the Maturity Date (such early repayment the "Early Repayment"), subject however to the provisions set forth below in Articles 7.3 and 7.4.

7.3      Early Repayment Procedure
         -------------------------

         In the event VDSE and Vasco wish to exercise their right to Early Repayment, VDSE or Vasco must give a prior written notice to Artesia (the "Early Repayment Notice"). Upon receipt of the Early Repayment Notice, Artesia shall have a term of ten (10) Business Days (excluding the date of receipt of the Early Repayment Notice by Artesia) to exercise its right to Conversion in accordance with Article 6 by sending the Conversion Notice within such term.

         If the Conversion Notice is not sent within the aforementioned term, VDSE and Vasco shall have a term of thirty (30) calendar days as of (but excluding) the last day of former term (but no later than the Maturity Date) to repay the Principal Amount in cash. The date of repayment of the Principal Amount in cash to Artesia shall for the purpose of this Agreement be referred to as the "Early Repayment Date."

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Amended and Restated Convertible           Page 14
Loan Agreement                                             Dated August 7, 2001
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7.4      Early Repayment Fee
         -------------------

         In consideration of the right to an Early Repayment, VDSE and Vasco hereby unconditionally, and jointly and severally, agree and acknowledge to pay to Artesia upon Early Repayment a fee equal to US$102,000 (the "Early Repayment Fee"). The Early Repayment Fee shall be due and payable to Artesia no later than the Early Repayment Date.


ARTICLE 8: REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION BY VDSE AND VASCO
----------------------------------------------------------------------------

8.1      Representations and Warranties
         ------------------------------

         Each of VDSE and Vasco hereby jointly and severally represents and warrants to Artesia that each of the statements contained in this
         Article 8 is true, correct and complete as of the Refinancing Date until the earlier of (i) the Maturity Date, (ii) the Delivery Date in the event of Conversion, and (iii) the Early Repayment Date in the event of Early Repayment:

         (a) Each of VDSE and Vasco is a company duly incorporated, registered and validly existing under the laws of its jurisdiction of incorporation and none is in bankruptcy, liquidation or receivership (and no order or resolution therefor has been presented and no notice of appointment of any liquidator, receiver, administrative receiver or administrator has been given, or to the best knowledge of each of VDSE or Vasco is threatened).

         (b) Each of VDSE and Vasco has full legal power and authority, without the consent of any other Person to assume and perform any and all obligations to be assumed and performed under this Agreement by it and no further legal action on the part of any of VDSE and Vasco is necessary to authorize this Agreement and the performance of the transactions contemplated hereby.

                  The execution and delivery of this Agreement has been fully authorized by each of VDSE and Vasco and is enforceable against it in accordance with its terms.

                  This Agreement constitutes a valid and legally binding obligation of each of VDSE and Vasco.

         (c) The execution and delivery by each of VDSE and Vasco of, and the performance by each of VDSE and Vasco of its obligations under, this

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Amended and Restated Convertible           Page 15
Loan Agreement                                             Dated August 7, 2001
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                  Agreement and the consummation of the transactions
                  contemplated herein will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation and/or by-laws of each of VDSE and Vasco, (iii) any agreement or other instrument binding upon Vasco Group that is material to Vasco Group, taken as a whole, except such as would not singly or in the aggregate have a material adverse effect, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Vasco Group, and (v) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of VDSE and Vasco of its obligations under this Agreement, and no consent, approval, authorization, order, registration, clearance or qualification of or with any such court or governmental agency or body, or any stock exchange authority having jurisdiction over each of VDSE and Vasco is required for the issuance and delivery of the Conversion Shares pursuant to this Agreement to Artesia, the performance by each of VDSE and Vasco of its obligations under this Agreement, and the consummation of the transactions herein contemplated.

         (d) No claim, investigation, lawsuit, arbitration, administrative proceeding, government investigation or inquiry or similar is existing, nor pending or threatened against or notified, involving Vasco Group, before any judicial or administrative court, arbitral tribunal or any official authority which if adversely determined would have an adverse effect on the assets, businesses or financial conditions of Vasco Group, nor are there to the best knowledge of each of VDSE and Vasco circumstances which would give rise to such claims, law suits, proceedings, investigations or inquiries.

         (e) The Conversion Shares to be issued and delivered to Artesia upon Conversion have been duly authorized for issuance and delivery to Artesia pursuant to this Agreement and, when issued and delivered by VDSE or Vasco pursuant to this Agreement upon Conversion, will be validly issued and fully paid and non-assessable, and free and clear from any lien and encumbrance. Each of VDSE and Vasco, at its own expense, shall have taken all necessary steps and shall have complied with all necessary formalities under applicable securities laws and regulations, including, but not limited to, the filing of the necessary applications, registration statements and/or other forms as from time to time may be required by applicable stock exchange regulations and applicable federal and state securities laws and regulations of the United States of America and Belgium, in order to allow that upon Conversion and thereafter the Conversion Shares will be (i) admitted to listing and

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Amended and Restated Convertible           Page 16
Loan Agreement                                             Dated August 7, 2001
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                  trading on Nasdaq Europe, Nasdaq and any other stock market or securities exchange on which the shares of common stock of Vasco may then be traded or listed, and (ii) freely transferable and tradable by Artesia without any (time, volume or other) restriction, holding period or other transfer formality to be complied with by Artesia (or the transferee of such Conversion upon transfer of the Conversion Shares to it by Artesia) via Nasdaq Europe, Nasdaq and any other stock market or securities exchange on which the shares of common stock of Vasco may then be traded or listed or otherwise. No holder of the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Conversion Shares is not subject to the preemptive of other similar rights of any securityholder of Vasco.

8.2      Indemnification
         ---------------

         VDSE and Vasco shall be jointly and severally liable to indemnify and hold harmless Artesia, its Affiliates, and their respective directors, officers, employees and agents from and against all damages incurred by any of them arising from any claim, lawsuit or other action arising from or relating to any misrepresentation, inaccuracy or breach by any of VDSE and Vasco of any representation or warranty in Article 8.1.

ARTICLE 9: DEFAULT
------------------

9.1      Events of Default
         -----------------

         Each of the following events shall constitute an event of default under this Agreement (each event an "Event of Default"):

         (a) VDSE and Vasco fail to pay any amount payable hereunder as and when such amount becomes payable pursuant to this Agreement and such unpaid amounts remain unpaid for 10 calendar days after the respective due date;

         (b) VDSE and Vasco commit any breach of or default in the due performance or observance of any of their respective obligations or undertakings contained in this Agreement other than those referred to in Article 9.1 (a), and such breach or default is not remedied on or before the 10th day after it occurs (or before any later date determined in good faith by Artesia which reasonably allows VDSE and Vasco a longer term to remedy the default);

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Amended and Restated Convertible           Page 17
Loan Agreement                                             Dated August 7, 2001
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         (c)      any representation, warranty or statement made or deemed made by VDSE or Vasco in this Agreement or any other document delivered in connection with this Agreement proves to have been incorrect, incomplete or misleading in any material aspects as of the date on which it was made;

         (d) any other indebtedness of Vasco Group in respect of a sum in excess of (euro)250,000 or the equivalent in any other currency is not paid when due for payment, after application of the applicable grace periods, except for non-payments as to which its creditor has consented or has waived the payment;

         (e) any mortgage, charge, pledge, lien, hypothecation, title retention, right in rem or any other security interest of Vasco Group (being material to the undertaking or assets of Vasco Group) becomes enforceable in respect of a sum in excess of (euro)250,000 or the equivalent in any other currency and the person or persons entitled to benefit thereof shall initiate legal collection to enforce the same;

         (f) all or any substantial part of the property of Vasco Group shall be condemned, seized or otherwise appropriated in a manner which Artesia reasonably considers may have a material adverse effect on the business of Vasco Group, or Vasco Group shall be prevented from exercising normal managerial control over any substantial part of its property by any Person in a manner which Artesia considers may have a material adverse effect on the business of Vasco Group;

         (g) there shall have occurred the liquidation or bankruptcy of VDSE or Vasco or any order is made or resolution, tax or regulation passed or other action taken for or with a view to the dissolution, termination, liquidation or bankruptcy of VDSE or Vasco (other than for the purposes of and followed by an amalgamation or reconstruction the terms of which have been approved in writing by Artesia);

         (h) any court, tribunal or other authority makes an order for the appointment of any administrator, receiver, liquidator, curator, sequester, trustee or other similar officer of Vasco Group or of all or any material part of the assets of Vasco Group;

         (i) Vasco Group stops payment generally or ceases or threatens to cease to carry on its business or admits in writing its inability to pay its debts as they fall due or makes a general assignment for the benefit of creditors or enters into a general arrangement or composition with or for the

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Amended and Restated Convertible           Page 18
Loan Agreement                                             Dated August 7, 2001
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                  benefit of creditors or a general moratorium (however declared or promulgated) is imposed or threatened on the payment of indebtedness of Vasco Group;

         (j) all or any material part of the assets of Vasco Group are attached, levied or seized or become subject to any order of court or other process and such attachment, levy, seizing, order or process remains in effect and is not discharged during a term of 60 days;

         (k) this Agreement or any of the provisions hereof, with material effect to the liabilities of Vasco Group, shall at any time for any reason cease to be in full force and effect, be declared to be void or shall be repudiated or the validity or enforceability hereof or thereof shall at any time be contested by Vasco Group, or Vasco Group shall deny that it has any or any further liability or obligation under this Agreement;

         (l) the Pledgor does not fulfill his obligations under the Pledge Agreement, as amended.

9.2      Default Remedies
         ----------------

         Artesia may at any time after the occurrence of the Event of Default that is not remedied as set forth under Article 9.1, by notice in writing to VDSE, with copy to Vasco, declare that the Principal Amount of the Convertible Loan and the Interest accrued thereon and all other sums payable pursuant to this Agreement, if any, have become immediately due and payable whereupon the same shall become immediately due and payable.

         If any amount that has fallen due and payable in accordance with the foregoing is not paid at the due date, Artesia shall be entitled to liquidated damages in the form of an additional interest on the outstanding amounts at a rate equal to the rate of the Interest increased with 0.5 % per annum, to be calculated as from (and including) the date the amount concerned is due up to and including the date of payment of the due amount and a year of 360 days.

         The above shall be without prejudice to any other remedy available to Artesia under this Agreement or the applicable law.


ARTICLE 10: PLEDGE
------------------

         The parties hereby agree and acknowledge that the pledge of shares granted by the Pledgor to Artesia by virtue of the Pledge Agreement shall be deemed to be

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Amended and Restated Convertible           Page 19
Loan Agreement                                             Dated August 7, 2001
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         amended so as to serve as a security for the prompt and complete payment when due of all amounts payable by VDSE and/or Vasco under this Agreement.


ARTICLE 11: PAYMENTS
--------------------

         Save as expressly indicated otherwise herein, all payments by Vasco and VDSE under this Agreement shall be made in U.S. Dollars or US$ on the date that payment is due to Artesia by deposit to account number 8900044551 at Bank of New York, New York, United States of America, favor of Artesia Banking Corporation PC 8243, number 23057, or to such other account as Artesia may have last designated by written notice to VDSE and Vasco.


ARTICLE 12: CONFIDENTIALITY
---------------------------

         Each of the parties shall keep the existence and subject matter of this Agreement strictly confidential, unless a disclosure thereof is required by applicable law or regulations, including any applicable securities regulations, or unless such disclosure is required for the purpose of enforcing or protecting a party's rights hereunder. In the event of a disclosure required by law or a competent court of law, the parties shall consult each other as to the manner, form and content of the disclosure.


ARTICLE 13: MISCELLANEOUS
-------------------------

13.1     Expenses
         --------

         All legal expenses associated with the preparation, negotiation and implementation of the present Agreement will be borne for 50% by VDSE and Vasco, and for 50% by Artesia, being understood that the part borne by VDSE and Vasco will be maximum (euro) 2,500.

         The costs in relation to the issuance, and/or registration or similar formality under applicable securities laws and regulations, of the Conversion Shares and/or the Conversion of the Convertible Loan will be borne exclusively by VDSE and Vasco.

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Amended and Restated Convertible           Page 20
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13.2     Notices
         -------

         Unless expressly indicated otherwise herein, all notices to either party shall be in writing and shall be delivered personally against written confirmation or receipt or sent by facsimile with confirmation page addressed to the other party at its registered office (or where applicable, address of domicile) set forth in this Agreement or to any other address such party shall from time to time have notified to the other in accordance with the present Article 13.2. Unless expressly indicated otherwise herein, any notice delivered by fax shall be deemed received at the moment mentioned in the written confirmation of receipt. Unless expressly indicated otherwise herein, any notice delivered by registered mail shall be deemed (in the absence of evidence of earlier receipt) to be received five (5) days after posting.

13.3     Governing Law and Jurisdiction
         ------------------------------

         This Agreement shall be governed by the laws of the Kingdom of Belgium. Any and all disputes in connection with the conclusion, validity, interpretation or performance of this Agreement shall be subject to the exclusive jurisdiction of the Courts of Brussels, Belgium, without prejudice to the right of Artesia to initiate legal proceedings before any other competent court of any other competent jurisdiction.

13.4     Entire Agreement
         ----------------

         Save as expressly indicated otherwise herein, this Agreement constitutes the entire understanding of the parties hereto and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

13.5     Invalidity
         ----------

         If any provisions of this Agreement are held to be invalid or illegal in whole or in part, this Agreement shall continue to be valid as to its other provisions and to the remainder of the affected provision. The parties undertake to replace the invalid provision by a provision having the same effects and objectives.

13.6     Amendments
         ----------

         Any amendment to this Agreement or modification of the obligations of a party has to be agreed upon in writing by all parties.

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Amended and Restated Convertible           Page 21
Loan Agreement                                             Dated August 7, 2001
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13.7     Assignment
         ----------

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, provided, however, that none of VDSE, Vasco and the Pledgor shall assign this Agreement or its rights or obligations hereunder, without the prior written consent of Artesia.

         Artesia shall be free to assign and transfer any of its rights hereunder to a third party without approval by the other parties.

13.8     Counterparts
         ------------

         This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, but shall not be effective until each party hereto has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts together constitute but one and the same instrument.

            - The remainder of this page has been left intentionally blank -

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Amended and Restated Convertible           Page 22
Loan Agreement                                             Dated August 7, 2001
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         IN WITNESS WHEREOF the parties hereto have signed, initialed and executed this Agreement on the day and year first written above, and each party acknowledges the receipt of one original.


                                         ARTESIA BANKING CORPORATION SA


                                         By:      ___________________________
                                                 Name: ......................
                                                 Title: .....................


                                         Vasco Data Security Europe NV


                                         By:      ___________________________
                                                 Name: ......................
                                                 Title: .....................


                                         Vasco Data Security International, Inc.


                                         By:      ___________________________
                                                 Name: ......................
                                                 Title: .....................


                                         MR. T. KENDALL HUNT


                                                    ___________________________

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Amended and Restated Convertible           Page 23
Loan Agreement                                             Dated August 7, 2001
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                                   SCHEDULE A:
                                   -----------

                                   ADJUSTMENT
                                   ----------

         1. In case, prior to the expiration of the Term of this Agreement as a result of Conversion or otherwise pursuant to the terms hereof, Vasco shall issue any shares of Vasco common stock as a stock dividend or subdivide the number of outstanding shares of Vasco common stock into a greater number of shares, then in either of such cases, the then applicable Conversion Price per Conversion Share of the shares of Vasco common stock convertible pursuant to this Agreement in effect at the time of such action shall be proportionately reduced and the number of Conversion Shares at that time convertible pursuant to this Agreement shall be proportionately increased; and conversely, in the event Vasco shall contract the number of outstanding shares of Vasco common stock by combining such shares into a smaller number of shares, then, in such case, the then applicable Conversion Price per Conversion Share of the shares of Vasco common stock convertible pursuant to this Agreement in effect at the time of such action shall be proportionately increased and the number of Conversion Shares of Vasco common stock convertible pursuant to this Agreement shall be proportionately decreased. If Vasco shall, at any time during the term of this Agreement, declare a dividend payable in cash on the Vasco common stock and shall, at substantially the same time, offer to its stockholders a right to purchase new shares of Vasco common stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Vasco common stock so issued shall, for the purpose of this Agreement, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Vasco common stock shall be treated as a dividend paid in Vasco common stock to the extent that shares of Vasco common stock are issuable upon Conversion thereof pursuant to the terms of this Agreement.

         2. In case, prior to the expiration of the Term of this Agreement as a result of Conversion or otherwise pursuant to the terms hereof, Vasco shall be re-capitalized by reclassification of its outstanding Vasco common stock (other than a change in par value to no par value), or Vasco or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), then, as a condition of such re-capitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby Artesia shall thereafter have the right to acquire or convert into, in lieu of the Conversion Shares of Vasco common stock theretofore convertible upon the Conversion, such shares of stock, securities or assets of the other corporation as to
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

Amended and Restated Convertible           Page 24
Loan Agreement                                             Dated August 7, 2001
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which Artesia would have been entitled had Conversion taken place immediately prior to such re-capitalization, consolidation, merger or conveyance; and in any such event, the rights of Artesia to any adjustment in the number of Conversion Shares of Vasco common stock convertible upon, as hereinbefore provided, shall continue and be preserved in respect of any stock which Artesia becomes entitled to acquire or convert into.

         3. In case, prior to the expiration of the Term of this Agreement as a result of Conversion or otherwise pursuant to the terms hereof, Vasco shall sell all or substantially all of its property or dissolve, liquidate or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that Artesia may thereafter receive upon Conversion in lieu of each share of Vasco common stock which he would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Vasco common stock; provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to Conversion shall terminate on a date fixed by Vasco. Such date so fixed shall be no earlier than 3:00 p.m., New York City time, on the forty-fifth (45th) day next succeeding the date on which notice of such termination of the right to Conversion has been given by registered mail to Artesia.

         4. In case, prior to the expiration of the Term of this Agreement as a result of Conversion or otherwise pursuant to the terms hereof, Vasco shall determine to take a record of its stockholders for the purpose of determining stockholders entitled to receive any dividend, stock dividend, distribution or other right whether or not it may cause any change or adjustment in the number, amount, price or nature of the securities or assets deliverable upon Conversion pursuant to the foregoing provisions, Vasco shall give at least ten (10) days' prior written notice to the effect that it intends to take such record to Artesia, said notice to specify the date as of which such record is to be taken, the purpose for which such record is to be taken, and the effect which the action which may be taken will have upon this Agreement.

                                      * * *

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